Exhibit 5.4

Chancery Chambers

ATTORNEYS-AT-LAW

CHANCERY HOUSE, HIGH STREET

BRIDGETOWN, BARBADOS

WEST INDIES

TREVOR A. CARMICHAEL, B.Sc., (Econ.), M.A., Ph.D., Q.C. of the Middle Temple, Barrister-at-Law	TELEPHONE: (246) 431-0070 TELECOPIER: (246) 431-0076
ANDREW C. FERREIRA, LL.B., (Hons.) Associate
JACQUELINE R. CHACKO, B.A. (Hons.), LL.B., (Hons.) Associate
KEISHA N. HYDE, LL.B., (Hons.) Associate
CLAIRE A. LEWIS, LL.B., (Hons.), LL.M. Associate
BRYAN A.R. VOLNEY Solicitor and Attorney-at-Law

October 12, 2004

Matter No: 2040127

Bombardier Recreational Products, Inc. 726, Rue St-Joseph Valcourt Quebec Canada J0E 2L0	Ropes & Gray LLP One International Place Boston Massachusetts 02110-2624 U.S.A.

Dear Sirs:

Re: BRP (Barbados) Inc.

This letter is furnished to you in connection with the Registration Statement on Form F-4 (File No. 333-116582) (the “Registration Statement”) filed by Bombardier Recreational Products Inc. (the “Company”), BRP (Barbados) Inc. (the “Guaranteeing Subsidiary”), and the other subsidiary guarantors of the Company referred to therein with the U.S. Securities and Exchange Commission.

The Registration Statement relates to the issuance by the Company in an exchange offer of $200,000,000 aggregate principal amount of 8.375% Senior Subordinated Notes due 2013 (the “Exchange Notes”). Payment of the Exchange Notes will be guaranteed by the Guaranteeing Subsidiary pursuant to the Indenture, dated as of December 18, 2003 (the “Indenture”), among the Guaranteeing Subsidiary, the Company and the other guarantor subsidiaries of the Company and U.S. Bank National Association, as trustee (the “Trustee”). All capitalised terms not otherwise defined herein have the meanings assigned to them in the Indenture.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(i)	the Indenture;

October 12, 2004	Page 2
Matter No: 2040127
Re: BRP (Barbados) Inc.

(i)	the Registration Rights Agreement;

(iii)	the Registration Statement and the prospectus contained therein;

(iv)	the form of Notation of Guarantee to be endorsed on the Exchange Notes (the “Exchange Guarantee”); and

(v)	(a) the certificate and articles of incorporation and the the by-laws of the Guaranteeing Subsidiary as in effect at the date hereof, and (b) such other corporate records and other documents as we have deemed relevant and necessary as a basis for this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as notarial, true, certified, conformed, photostatic or telecopied copies thereof; and the completeness and accuracy of all facts set forth in official public records and certificates and other documents issued by public officials. Further all assumptions made in respect of the Original Opinion are incorporated herein.

We are qualified to practise law only in Barbados and have made no investigation of laws of any jurisdiction other than the laws of Barbados. This opinion is limited to the laws of Barbados as applied by the courts of Barbados and is limited to and is given on the basis of the current law and practice in Barbados.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that:

1.	The Guaranteeing Subsidiary is a body corporate duly organised, validly existing and in good standing under the laws of Barbados.

2.	The Exchange Guarantee has been duly authorised by all necessary corporate action of the Guaranteeing Subsidiary.

October 12, 2004	Page 3
Matter No: 2040127
Re: BRP (Barbados) Inc.

This opinion may be relied upon, quoted and referred to by Ropes & Gray LLP, for the purpose of their rendering of legal opinions in connection with the transactions contemplated by the Supplemental Indenture and the filing of any registration statement in accordance with the Registration Rights Agreement filed by the Company. We consent to the filing of this opinion with Registration Statement and the inclusion of our firm name under “Legal Matters” in any prospectus included therein.

Yours very truly, Chancery Chambers

per:

/s/ Andrew C. Ferreira

ACF:vvb